Exhibit 99.1

CVR PARTNERS REPORTS SECOND QUARTER 2012 RESULTS

Company Reaffirms Distribution Guidance for Calendar Year 2012

SUGAR LAND, Texas (August 1, 2012) — CVR Partners, LP (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (UAN) solution fertilizer products, today announced second quarter 2012 net income of $35.1 million, or 48 cents per fully diluted common unit, on net sales of $81.4 million, compared to net income of $38.2 million on net sales of $80.7 million, or 42 cents per fully diluted common unit, for the 2011 second quarter.

Adjusted EBITDA, a non-GAAP measure, was $44.1 million for the second quarter of 2012 compared to $45.0 million in the second quarter of 2011.

For the first six months of 2012, net income was $65.3 million on net sales of $159.7 million compared to $54.9 million of net income on net sales of $138.1 million for the comparable period a year earlier. Adjusted EBITDA for the six month period in 2012 was $82.1 million compared to adjusted EBITDA of $70.9 million for the first six months of 2011.

“Solid execution throughout the organization resulted in another strong quarter for the partnership,” said Byron Kelley, president and chief executive officer. “A key highlight of the period was operational on-stream rates as high as 99 percent, which represented a substantial improvement from the preceding quarter.

“In addition, we leveraged a continued environment of robust fertilizer pricing during the second quarter and secured orders for substantially all of our targeted production for the third quarter and a significant majority of the fourth quarter. We also began placing orders for a number of early 2013 deliveries,” Kelley said.

Operations

For the second quarter 2012, average realized plant gate prices for ammonia and UAN were $568 per ton and $329 per ton, respectively, as compared to $574 per ton and $300 per ton, respectively, for the same period in 2011.

CVR Partners produced 108,900 tons of ammonia during the second quarter of 2012, of which 34,900 net tons were available for sale while the rest was upgraded to 180,000 tons of more profitable UAN.  In the 2011 second quarter, the plant produced 102,300 tons of ammonia with 28,200 net tons available for sale with the remainder upgraded to 179,400 tons of UAN.

On-stream factors during the 2012 second quarter were 99.2 percent for the gasifiers, 98.0 percent for the ammonia synthesis loop, and 96.7 percent for the UAN conversion facility.

Distributions and Guidance

On July 26, 2012, CVR Partners announced a second quarter 2012 distribution of 60 cents per common unit that will be paid on August 14, 2012, to unitholders of record on August 7, 2012.

The company said that as a result of solid operating results to date and improved visibility for the final six months of the year, it is reaffirming its previous distribution guidance range for calendar year 2012 of $1.65 to $1.85 per common unit. Included in this guidance is an approximate 25 cent negative impact per common unit associated with the company’s biennial turnaround scheduled for the 2012 fourth quarter. Normalized for the turnaround, the distribution range would be $1.90 to $2.10 per common unit.

“We made important progress on our UAN expansion project during the 2012 second quarter, and we now expect to benefit from a full year of increased UAN production in 2013,” Kelley said. “We estimate the combined impact from the UAN expansion during a year without a turnaround could contribute 50 cents per common unit of cash available for distribution versus 2012, all else being equal. Compared to the mid-point of our 2012 guidance of $1.75 per common unit, this indicates an increase in cash available for distribution of almost 30 percent.

“As we look to 2013 and beyond, we anticipate a continued positive fertilizer pricing environment as a result of growing demand for corn and potentially the lowest stocks-to-use ratio coming out of the year since 1988 due to the impact of severe drought conditions on this year’s crop,” Kelley said. “This places us in a solid position to continue to deliver strong value to our unitholders well into the future.”

# # #

This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements (including statements about future distributions and potential future distributable cash flow) are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP

Headquartered in Sugar Land, Texas, with manufacturing facilities located in Coffeyville, Kan., CVR Partners, LP is a Delaware limited partnership focused primarily on the manufacture of nitrogen fertilizers. The CVR Partners nitrogen fertilizer manufacturing facility is the only operation in North America that uses a petroleum coke gasification process to produce nitrogen fertilizer and includes a 1,225 ton-per-day ammonia unit, a 2,025 ton-per-day urea ammonium nitrate unit, and a dual-train gasifier complex having a capacity of 84 million standard cubic feet per day of hydrogen. Scheduled for completion at the start of 2013, a capital project is underway to expand the facility’s UAN production capacity to more than 3,000 tons per day.

For further information, please contact:

Investor Relations:

Wes Harris

281-207-3490

InvestorRelations@CVRPartners.com

Media Relations:

Angie Dasbach

913-982-0482

MediaRelations@CVRPartners.com

CVR Partners, LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted).

	Three Months Ended June 30,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per unit data)
Consolidated Statement of Operations Data
Net sales (1)	$81.4	$80.7	$0.7	0.9%
Cost of product sold — Affiliates	2.5	2.9	(0.4)	(13.8)
Cost of product sold — Third parties	8.2	6.8	1.4	20.6
Direct operating expenses — Affiliates	0.4	0.2	0.2	100.0
Direct operating expenses — Third parties	22.0	22.1	(0.1)	(0.5)
Selling, general and administrative expenses - Affiliates	5.2	3.3	1.9	57.6
Selling, general and administrative expenses - Third parties	1.8	1.4	0.4	28.6
Depreciation and amortization	5.2	4.7	0.5	10.6
Operating income	36.1	39.3	(3.2)	(8.1)
Interest expense and other financing costs	(1.0)	(1.2)	0.2	(16.7)
Interest income	0.1	—	0.1	—
Other income (expense), net	—	0.1	(0.1)	(100.0)
Income before income tax expense	35.2	38.2	(3.0)	(7.9)
Income tax expense	0.1	—	0.1	—
Net income	$35.1	$38.2	$(3.1)	(8.1)%

Net income subsequent to initial public offering (April 13 through June 30, 2011)		$30.8
Net income per common unit — basic (2)	$0.48	$0.42
Net income per common unit — diluted (2)	$0.48	$0.42

Adjusted EBITDA*	$44.1	$45.0	$(0.9)	(2.0)%
Available cash for distribution (2)*	$43.8	$29.7

Weighted average, number of common units outstanding (in thousands):
Basic (2)	73,035	73,001
Diluted (2)	73,194	73,044

	Six Months Ended June 30,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per unit data)
Consolidated Statement of Operations Data
Net sales (1)	$159.7	$138.1	$21.6	15.6%
Cost of product sold — Affiliates	5.5	4.3	1.2	27.9
Cost of product sold — Third parties	17.8	12.9	4.9	38.0
Direct operating expenses — Affiliates	0.8	0.8	—	—
Direct operating expenses — Third parties	44.5	44.5	—	—
Insurance recovery - business interruption	—	(2.9)	2.9	(100.0)
Selling, general and administrative expenses - Affiliates	9.0	9.7	(0.7)	(7.2)
Selling, general and administrative expenses - Third parties	4.0	3.4	0.6	17.6
Depreciation and amortization	10.6	9.3	1.3	14.0
Operating income	67.5	56.1	11.4	20.3
Interest expense and other financing costs	(2.2)	(1.2)	(1.0)	83.3
Interest income	0.1	—	0.1	—
Income before income tax expense	65.4	54.9	10.5	19.1
Income tax expense	0.1	—	0.1	—
Net income	$65.3	$54.9	$10.4	18.9%

Net income subsequent to initial public offering (April 13 through June 30, 2011)		$30.8
Net income per common unit — basic (2)	$0.89	$0.42
Net income per common unit — diluted (2)	$0.89	$0.42

Adjusted EBITDA*	$82.1	$70.9	$11.2	15.8%
Available cash for distribution (2)*	$82.0	$29.7

Weighted average, number of common units outstanding (in thousands):
Basic (2)	73,033	73,001
Diluted (2)	73,195	73,044

(1)          Below are the components of Net sales:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Reconciliation to net sales (dollars in millions):
Sales net plant gate	$75.1	$69.2	$142.9	$121.8
Freight in revenue	6.3	5.4	11.1	10.2
Hydrogen revenue	—	6.1	5.7	6.1
Total net sales	$81.4	$80.7	$159.7	$138.1

(2)   Reflective of net income per common unit since closing the Partnership’s initial public offering on April 13, 2011. Based upon the full quarter’s net income for 2011, net income per common unit would have been $0.52 per common unit.

* See “Use of Non-GAAP Financial Measures” below.

	As of June 30, 2012	As of December 31, 2011
		(audited)
	(in millions)
Balance Sheet Data
Cash and cash equivalents	$196.4	$237.0
Working capital	191.8	229.4
Total assets	639.7	659.3
Total debt	125.0	125.0
Partners’ capital	477.1	489.5

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions)
Other Financial Data:
Cash flows provided by operating activities	$26.0	$18.0	$79.8	$50.2
Cash flows used in investing activities	(16.9)	(4.0)	(39.2)	(5.8)
Cash flows provided by (used in) financing activities	(38.3)	144.4	(81.2)	142.6
Net cash flow	$(29.2)	$158.4	$(40.6)	$187.0

Capital expenditures	$16.9	$4.0	$39.2	$6.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Key Operating Statistics:

Production (thousand tons):
Ammonia (gross produced) (1)	108.9	102.3	198.2	207.6
Ammonia (net available for sale) (1)	34.9	28.2	59.9	63.4
UAN	180.0	179.4	334.6	350.0

Petroleum coke consumed (thousand tons)	130.2	135.8	250.7	259.9
Petroleum coke (cost per ton)	$31	$30	$36	$23

Sales (thousand tons):
Ammonia	29.4	33.6	59.3	60.9
UAN	177.2	166.1	335.5	345.4

Product pricing plant gate (dollars per ton) (2):
Ammonia	$568	$574	$591	$570
UAN	$329	$300	$322	$252

On-stream factors (3):
Gasification	99.2%	99.3%	96.2%	99.6%
Ammonia	98.0%	98.5%	94.7%	97.6%
UAN	96.7%	97.6%	90.1%	95.4%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$585	$604	$585	$605
UAN — Mid Cornbelt (dollars per ton)	$417	$366	$380	$358

(1)

Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into UAN. Net tons available for sale represent ammonia available for sale that was not upgraded into UAN.

(2)

Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period, and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency.

Use of Non-GAAP Financial Measures

To supplement the actual results in accordance with GAAP for the applicable periods, the Partnership also uses non-GAAP measures as discussed above, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

EBITDA is defined as net income before income tax expense, net interest (income) expense and depreciation and amortization expense, which are items management believes affect the comparability of operating results. EBITDA is not a recognized term under GAAP and should not be substituted for net income as a measure of performance but should be utilized as a supplemental measure of performance in evaluating our business. Management believes that EBITDA provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allows for greater transparency in the review of our overall financial, operational and economic performance.

Adjusted EBITDA is defined as EBITDA adjusted for the impact of share-based compensation, and, where applicable, major scheduled turnaround expense and loss on disposition of assets. We present Adjusted EBITDA because it is a key measure used in material covenants in our credit facility. Adjusted EBITDA is not a recognized term under GAAP and should not be substituted for net income as a measure of our liquidity. Management believes that Adjusted EBITDA enables investors and analysts to better understand our liquidity and our compliance with the covenants contained in our credit facility.

A reconciliation of Net Income to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions)
Reconciliation of Net income to EBITDA and to Adjusted EBITDA:
Net income	$35.1	$38.2	$65.3	$54.9
Add:
Interest expense, net	0.9	1.2	2.1	1.2
Income tax expense	0.1	—	0.1	—
Depreciation and amortization	5.2	4.7	10.6	9.3
EBITDA	$41.3	$44.1	$78.1	$65.4
Share-based compensation	2.8	0.9	4.0	5.5
Adjusted EBITDA	$44.1	$45.0	$82.1	$70.9

Available cash for distribution is not a recognized term under GAAP. Amounts derived in the calculation are derived from amounts separately presented in our consolidated financial statements; with the exception of maintenance capital expenditures and cash reserves for accrued expenses. The measure most directly comparable to available cash is operating cash flow for which we have reconciled to in this release. Available cash should not be considered in isolation or as an alternative to net income or operating income.  Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities.

The Partnership announced a cash distribution of 60.0 cents per common unit for the second quarter of 2012. The distribution was based on the Partnership’s available cash, which is generally equal to cash flow from operations for the quarter, less cash needed for maintenance capital expenditures, debt service and other contractual obligations, and reserves for future operating or capital needs that the board of directors of the general partner deems necessary or appropriate. The Partnership also retains cash on hand associated with prepaid sales at each quarter end for future distributions to common unitholders based upon the recognition into income of the prepaid sales. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

Three Months Ended June 30, 2012
(in millions, except per unit data)
Reconciliation of Cash flows from operations to Available cash for distribution
Cash flows from operations	$26.0

Adjustments:
Plus: Deferred revenue balance at March 31, 2012	16.0
Less: Deferred revenue balance at June 30, 2012	(4.4)
Less: Maintenance capital expenditures	(0.5)
Plus: Previously established reserve for accrued expenses	6.7

Available cash for distribution	$43.8

Available cash for distribution, per unit	$0.600